Exhibit 99.1

GSE Solutions Announces Reverse Stock Split

COLUMBIA, MD – October 26, 2023– GSE Solutions (“GSE Systems, Inc.” or “GSE”) (Nasdaq: GVP), a leader in advanced engineering and workforce solutions that supports the future of clean-energy production and decarbonization initiatives for the nuclear power industry, announced that it will conduct a reverse stock split of its outstanding shares of common stock at a ratio of 10-for-1. The reverse stock split will become effective at 12:01 a.m. Eastern Time, on October 30, 2023. The Company's common stock will begin trading on a post-split basis at the market open on October 30, 2023, under the Company's existing trading symbol "GVP". The reverse stock split is part of the Company's plan to regain compliance with the Minimum Bid Price Requirement of $1.00 per share required to maintain continued listing on The Nasdaq Capital Market, among other benefits.

The reverse stock split was approved by the Company's stockholders at the Company's Annual Meeting of Stockholders held on June 12, 2023, to be effected in the Board’s discretion within approved parameters. The final ratio was approved by the Company's Board on September 11, 2023.

The reverse stock split reduces the number of shares of the Company's outstanding common stock from approximately 25 million shares to approximately 2.5 million shares, subject to adjustment due to the payment of cash in lieu of fractional shares. As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of the Company's common stock underlying the Company's outstanding equity awards, warrants and convertible notes and the number of shares issuable under the Company's equity incentive plans and other existing agreements, as well as the exercise or conversion price, as applicable. There will be no change to the number of authorized shares or the par value per share.

INFORMATION FOR GVP STOCKHOLDERS

As a result of the reverse stock split, every ten shares of pre-split common stock that is outstanding will become one share of common stock. The Company’s transfer agent, Continental Stock Transfer & Trust, will serve as the exchange agent for the reverse stock split.

Registered stockholders that hold shares of pre-split common stock in the Company electronically in book-entry form are not required to take any action in order to receive post-split shares of common stock. For stockholders that hold shares of common stock in certificate form, such stockholders will receive a transmittal letter from Continental Stock Transfer & Trust containing instructions, which will be provided as soon as practicable following the effective date.

For stockholders that hold their shares of common stock either in a brokerage or in “street name” will have their shares of common stock automatically adjusted to reflect the reverse stock split, subject to compliance with each broker’s particular processes. Such stockholders will not be required to take any separate action in connection the reverse stock split.

No fractional shares of common stock will be issued in connection with the reverse stock split. Stockholders that would otherwise be entitled to receive fractional shares of common stock will receive a cash payment in lieu of such fractional shares.

FORWARD LOOKING STATEMENTS

The Company makes statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect the company’s current expectations concerning future events and results. The Company uses words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those the Company projects. For a full discussion of these risks, uncertainties, and factors, the company encourages you to read the Company’s documents on file with the Securities and Exchange Commission, including those set forth in the Company’s periodic reports under the forward-looking statements and risk factors sections. The Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ABOUT GSE SOLUTIONS
Proven by more than 50 years of experience in the nuclear power industry, GSE knows what it takes to help customers deliver carbon-free electricity safely and reliably. Today, GSE Solutions leverages top talent, expertise, and technology to help energy facilities achieve next-level power plant performance. GSE’s advanced Engineering and Workforce Solutions divisions offer highly specialized training, engineering design, program compliance, simulation, and technical staffing that reduce risk and optimize plant operations. GSE delivers operational excellence with over 1,100 installations and hundreds of customers in over 50 countries. www.gses.com

Media Contact
Sunny DeMattio
GSE Solutions
Director of Marketing & Communications
sunny.demattio@gses.com
Direct: +1 410.970.7931

Investor Contact
Adam Lowensteiner
Vice President
Lytham Partners
gvp@lythampartners.com
Direct: +1 646.829.9702